Exhibit 99.1

INDEX TO FINANCIAL STATEMENT

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of April 17, 2018	F-3

Notes to Balance Sheet	F-4

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Pure Acquisition Corp.

Opinion on the Financial Statement

We have audited the accompanying balance sheet of Pure Acquisition Corp. (the “Company”) as of April 17, 2018, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of April 17, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

April 23, 2018

Pure Acquisition Corp.

BALANCE SHEET

April 17, 2018

ASSETS
Current Assets:
Cash	$1,386,832
Prepaid expenses	46,800

Total current assets	1,433,632
Other Assets:
Cash held in Trust Account	414,000,000

TOTAL ASSETS	$415,433,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued formation and offering costs	$373,745
Commitments and Contingencies (See Note 5)
Class A common stock subject to possible redemption: 41,005,988 (at redemption value of $10 per share)	410,059,880
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 394,012 issued and outstanding (excluding 41,005,988 shares subject to possible redemption)	39
Class B common stock, $0.0001 par value; 15,000,000 shares authorized, 10,350,000 issued and outstanding	1,035
Additional paid-in capital	5,005,264
Accumulated deficit	(6,331)

Total Stockholders’ Equity	5,000,007

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$415,433,632

See accompanying notes to balance sheet

PURE ACQUISITION CORP.

Notes to Balance Sheet

Note 1 — Description of Organization and Business Operations

Pure Acquisition Corp. (the “Company”, “we”, “us” or “our”) was incorporated in Delaware on November 13, 2017 as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”). We intend to focus our search for target businesses in the energy industry with an emphasis on opportunities in the upstream oil and gas industry in North America.

At April 17, 2018, the Company had not yet commenced any operations. All activity from November 13, 2017 (Inception) through April 17, 2018 relates to the Company’s formation and the public offering described below. The Company has selected December 31 as its fiscal year-end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of April 17, 2018, transaction costs amounted to $9,238,782, consisting of the underwriting discount of $8,280,000 and $958,782 of Initial Public Offering (“Public Offering”) costs. At April 17, 2018, $414,000,000 of the proceeds from the Company’s Public Offering are held in a trust account with Continental Stock Transfer and Trust Company acting as trustee (the “Trust Account”). In addition, $1,386,832 of cash was held outside of the Trust Account and is available for working capital purposes.

On April 17, 2018, the Company consummated its initial Public Offering of 41,400,000 units, representing a complete exercise of the over-allotment option, at a purchase price of $10.00 per unit as discussed in Note 3. Each unit consists of one share of Class A common stock and one half of one warrant (a “Unit”). Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after the completion of an initial business combination or 12 months from the closing of this offering and will expire on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation.

HighPeak Pure Acquisition, LLC (“HighPeak” and the “Sponsor”) has purchased from us an aggregate of 10,280,000 private placement warrants at $1.00 per private placement warrant (for a total purchase price of $10,280,000) in a private placement that occurred simultaneously with the consummation of this offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance the Company will be able to complete a Business Combination successfully. Management placed $10.00 per Unit sold in the Public Offering the Trust Account to be held until the earlier of (i) the consummation of its initial Business Combination or (ii) the Company’s failure to consummate a Business Combination within 18 months from the consummation of the Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will use its reasonable best efforts to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company for any amounts necessary to pay (i) the Company’s income and other tax obligations, (ii) payment of $10,000 per month to our sponsor or one of its affiliates, for up to 18 months, for office space, utilities and secretarial and administrative support commencing on April 13, 2018, the date of listing of the Company’s securities on the NASDAQ, and (iii) the Company’s liquidation expenses if the Company is unable to consummate a Business Combination within the required time period (up to a maximum of $50,000).

Cash proceeds of $1,386,832 held outside of the Trust Account are available for working capital purposes. To meet additional working capital needs, the Company’s Sponsor or their affiliates may, but are not obligated to, loan the Company funds as may be required. The loans would either be paid upon consummation of the Company’s initial Business Combination, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of the Company’s Business Combination into private placement warrants at a price of $1.00 per unit. If the Company does not complete a Business Combination, the loans would be repaid only out of funds held outside of the Trust Account.

Initial Business Combination

Pursuant to the NASDAQ Capital Markets listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the Trust Account, net of taxes payable, at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by the Company’s board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow, proved oil and gas reserves, oil and gas production, oil and gas lease acreage and/or book value). The target business or businesses the Company acquires may have a collective fair market value substantially in excess of 80% of the Trust Account balance. To consummate such a Business Combination, the Company may issue a significant amount of its debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. If the Company’s securities are not listed on NASDAQ after the Proposed Public Offering, the Company would not be required to satisfy the 80% requirement. However, the Company intends to satisfy the 80% requirement even if the Company’s securities are not listed on NASDAQ at the time of the initial Business Combination.

The Company will provide the public stockholders, who are the holders of the Class A common stock (“Public Shares”) sold as part of the Units in the Public Offering, whether purchased in the Public Offering or in the aftermarket and the Company’s stockholders prior to the Public Offering (including the Sponsor) (the “Initial Stockholders”) to the extent they purchase such Public Shares (“Public Stockholders”), with an opportunity to redeem all or a portion of their Public Shares of the Company’s Class A common stock, irrespective of whether they vote for or against the proposed transaction or if the Company conducts a tender offer, upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination, or (ii) by means of a tender offer, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (net of taxes payable, divided by the number of then outstanding shares of Class A common stock. The Class A common stock subject to redemption is recorded at redemption value and classified as temporary equity, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and in the case of a stockholder vote, a majority of the outstanding shares voted are voted in favor of the Business Combination. The decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require it to seek stockholder approval under the law or stock exchange listing requirement. If a stockholder vote is not required and the Company decides not to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to the proposed amended and restated certificate of incorporation, (i) conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and (ii) file tender offer documents with the SEC prior to completing the initial Business Combination which contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

The Initial Stockholders will agree to vote their founders’ shares (as described in Note 6) and any Public Shares purchased during or after the Public Offering in favor of the initial Business Combination, and the Company’s executive officers, directors and director nominees have also agreed to vote any Public Shares purchased after the Public Offering in favor of the initial Business Combination. The Initial Stockholders will enter into a letter agreement, pursuant to which they agree to waive their redemption rights with respect to the Initial Business Combination as to their founders’ shares as well as any Public Shares purchased by the Initial Stockholders. In addition, the Initial Stockholders will also agree to waive their rights to liquidating distributions from the Trust Account with respect to the founders’ shares if the Company fails to complete the initial Business Combination within the prescribed time frame. However, if the Initial Stockholders (or any of the Company’s executive officers, directors or affiliates) acquire Public Shares after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares in the event the Company does not complete the initial Business Combination within such applicable time period.

Failure to Consummate a Business Combination

If the Company is unable to complete the initial Business Combination within 18 months from the consummation of the Public Offering, the Company must: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $50,000 for dissolution expenses) divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s Board of Directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of April 17, 2018.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At April 17, 2018, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Use of estimates

The preparation of the financial statement in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Balance Sheet and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures”, approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Offering Costs

Offering costs consist principally of legal, the underwriting discount, and other costs incurred through the balance sheet date directly related to the Public Offering and have been charged to stockholders’ equity.

Income taxes

The Company follows the asset and liability method for accounting for income taxes under FASB ASC 740 “Income Taxes.” ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company is subject to income tax examination by major authorities since inception.

Recent Accounting Pronouncements

The Company has evaluated recently issued, but not yet effective, accounting pronouncements and does not believe they would have a material effect on the Company’s Balance Sheet.

Note 3 —Public Offering and Private Placement

Public Offering

The Company sold 41,400,000 Units in its initial Public Offering, including 5,400,000 Units sold to cover over-allotments, at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock and one-half of one warrant, each whole warrant to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (“Warrants”). The Warrants will become exercisable on the later of (i) 30 days after the completion of the initial Business Combination and (ii) 12 months from the closing of the Proposed Public Offering and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Warrants, in whole and not in part, at a price of $0.01 per Warrant upon 30 days’ notice (“30-day redemption period”), only in the event the last sale price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given, provided there is an effective registration statement with respect to the shares of Class A common stock underlying such Warrants and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of Warrants outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the Warrants.

The Sponsor has committed to offer or cause an affiliate to offer to purchase, at $1.00 per public warrant (exclusive of commissions), the outstanding public warrants in a tender offer that would commence after our announcement of an initial business combination and occur in connection with such business combination. The warrant tender offer would not be conditioned upon any minimum number of warrants being tendered. The Sponsor has also committed to offer or cause an affiliate to offer to purchase, at $1.00 per public warrant (exclusive of commissions), the outstanding public warrants in a tender offer that would commence after our filing of a proxy statement or information statement with respect to a proposed amendment to our amended and restated certificate of incorporation that would affect the substance of timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 18 months from the closing of this offering. Any such purchases would occur in connection with the effectiveness of such amendment.

There will be no redemption rights or liquidating distributions with respect to the Warrants, which will expire worthless if we fail to complete our business combination within the 18-month time period.

The Company paid an underwriting discount of 2.0% of the per Unit offering price to the underwriters at the closing of the Public Offering.

Private Placement

The Sponsor has purchased from the Company an aggregate of 10,280,000 private placement warrants at $1.00 per private placement warrant (for a total purchase price of $10,280,000, representing a full exercise of the underwriters’ over-allotment) in a private placement that occurred simultaneously with the consummation of the offering.

Note 4 — Related Party Transactions

Founders’ Shares

In connection with the organization of the Company, a total of 10,062,500 shares of Class B common stock were sold to the Sponsor at a price of approximately $0.002 per share for an aggregate of $25,000 (“Founders’ Shares”). In March 2018, our Sponsor returned to us, at no cost, an aggregate of 1,437,500 founder shares, which we cancelled, leaving an aggregate of 8,625,000 founder shares outstanding. In March 2018, our Sponsor transferred 40,000 founder shares to each of our independent directors. A total of 120,000 founder shares were transferred to our independent directors. In April 2018, we effected a stock dividend of 0.2 shares of Class B common stock for each outstanding share of Class B common stock, resulting in our sponsor and independent director nominees holding an aggregate of 10,350,000 founder shares. The Sponsor would have been required to forfeit only a number of shares of Class B common stock necessary to continue to maintain the 20.0% ownership interest in our shares of common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. As a result of the full exercise of the underwriters’ over-allotment option, no shares will be forfeited.

Related Party Loans

The Sponsor loaned the Company an aggregate of up to $200,000 to cover expenses related to the Company’s formation and the Public Offering. The note was executed on December 16, 2017 and the Company requested and received $200,000 in funds on January 5, 2018. The Company repaid the note on April 17, 2018 in full without interest.

We do not believe we will need to raise additional funds following this offering to meet the expenditures required for operating our business. However, to finance transaction costs in connection with an intended initial business combination, our sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event the initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement warrants of the post business combination entity at a price of $1.00 per private placement warrant at the option of the lender.

Administrative Service Agreement

Commencing on April 13, 2018, the date of the listing of our securities on the NASDAQ, through the earlier of our consummation of our initial Business Combination or our liquidation, we have agreed to pay our Sponsor or one of its affiliates $10,000 per month for up to 18 months to entice our Sponsor to make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time.

Private Placement

As discussed in Note 1, the Sponsor purchased an aggregate of 10,280,000 private placement warrants at $1.00 per private placement warrant (for a total purchase price of $10,280,000) from us simultaneous with the closing of the Public Offering.

Forward Purchase Agreement

In April 2018, HighPeak Energy Partners, LP (“HighPeak LP”) entered into a forward purchase agreement with us that provides for the purchase by HighPeak LP of an aggregate of up to 15,000,000 shares of our Class A common stock and 7,500,000 warrants for $10.00 per forward unit, for an aggregate purchase price of up to $150,000,000 in a private placement that will close simultaneously with the closing of our initial business combination. HighPeak LP is a limited partnership affiliated with our sponsor. The forward purchase warrants will have the same terms as the private placement warrants so long as they are held by HighPeak LP, its affiliates or its permitted transferees, and the forward purchase shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that the forward purchase shares are subject to transfer restrictions and certain registration rights, as described in the forward purchase agreement. HighPeak LP’s commitment under the forward purchase agreement may be reduced under certain circumstances described in the agreement.

Note 5 — Commitments and Contingencies

Business Combination Marketing Agreement

The Company engaged the underwriters as advisors in connection with our business combination to assist us in holding meetings with our stockholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors interested in purchasing our securities, assist us in obtaining stockholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. The Company will pay Oppenheimer & Co. Inc. and EarlyBirdCapital a cash fee for such services upon the consummation of our initial business combination an amount equal to 3.5% of the gross proceeds of this offering (exclusive of any applicable finders’ fees which might become payable).

Registration Rights

The holders of our Founders’ Shares issued and outstanding on April 12, 2018, and any private placement warrants issued to our Sponsor, officers, directors or their affiliates in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the Founders’ Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Class B common stock are to be released from escrow. The holders of a majority of the Units issued pursuant to the private placement warrants issued to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Note 6 — Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of April 17, 2018, no preferred stock is issued or outstanding.

Common Stock

The Company is authorized to issue 200,000,000 shares of Class A common stock, par value $0.0001 per share. As of April 17, 2018, there were 41,400,000 shares of Class A common stock issued, of which 41,005,988 shares was classified outside of permanent equity.

The Company is authorized to issue 15,000,000 shares of Class B common stock. As of April 17, 2018, 10,350,000 shares of Class B common stock were issued. A total of 10,062,500 Founders’ Shares of Class B common stock was sold to the Sponsor at a price of approximately $0.002 per share for an aggregate of $25,000. In March 2018, our sponsor returned to us, at no cost, an aggregate of 1,437,500 founder shares, which we cancelled, leaving an aggregate of 8,625,000 founder shares outstanding. In April 2018, we effected a stock dividend of 0.2 shares of Class B common stock for each outstanding share of Class B common stock, resulting in our sponsor and independent director nominees holding an aggregate of 10,350,000 founder shares.

Subject to certain limited exceptions, 50% of the Founders’ Shares will not be transferred, assigned, sold until the earlier of: (i) one year after the date of the consummation of the initial Business Combination or (ii) the date on which the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination, and the remaining 50% of the Founders’ Shares will not be transferred, assigned, sold until one year after the date of the consummation of the initial Business Combination, or earlier, in either case, if, subsequent to the Company’s initial Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of stockholders having the right to exchange their common stock for cash, securities or other property.

Warrants

Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Warrants. The Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the effective date of the registration statement relating to the Proposed Public Offering. No Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon the exercise of the Warrants is not effective within the number of days as specified in the warrant agreement from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. The Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The private placement warrants will be identical to the Warrants underlying the Units sold in the Public Offering, except the private placement warrants will be exercisable for cash (even if a registration statement covering the shares of Class A common stock issuable upon exercise of such private placement warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the Initial Stockholders, the sponsor, its affiliates or their Permitted Transferees.

The Company may call the Warrants for redemption (excluding the private placement warrants), in whole and not in part, at a price of $.01 per Warrant:

•	at any time while the Warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

•	if, and only if, the reported last sale price of the shares of Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to Warrant holders, and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such Warrants at the time of redemption and for the entire 30-day redemption period and continuing each day thereafter until the date of redemption.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Warrants. Accordingly, the warrants may expire worthless.

The Sponsor has committed to offer or cause an affiliate to offer to purchase, at $1.00 per public warrant (exclusive of commissions), the outstanding public warrants in a tender offer that would commence after our announcement of an initial business combination and occur in connection with such business combination. The warrant tender offer would not be conditioned upon any minimum number of warrants being tendered. The Sponsor has also committed to offer or cause an affiliate to offer to purchase, at $1.00 per public warrant (exclusive of commissions), the outstanding public warrants in a tender offer that would commence after our filing of a proxy statement or information statement with respect to a proposed amendment to our amended and restated certificate of incorporation that would affect the substance of timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 18 months from the closing of this offering. Any such purchases would occur in connection with the effectiveness of such amendment.